Exhibit 99.1

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Financial Statements

AT&T Mobility Puerto Rico Inc., AT&T Mobility Virgin Islands Inc. & Beach Holding Corporation

(A component of AT&T Inc.)

Years Ended December 31, 2019 and 2018

With Report of Independent Auditors

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Financial Statements

Years Ended December 31, 2019 and 2018

Contents

Report of Independent Auditors	1

Combined Financial Statements

Combined Balance Sheets	3
Combined Statements of Operations	4
Combined Statements of Equity	5
Combined Statements of Cash Flows	6
Notes to the Combined Financial Statements	7

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Report of Independent Auditors

To Management of AT&T Inc.

We have audited the accompanying combined financial statements of AT&T Mobility Puerto Rico, AT&T Mobility Virgin Islands Inc. and Beach Holding Corporation (components of AT&T Inc. collectively referred to as the Company), which comprise the combined balance sheets as of December 31, 2019 and 2018, and the related combined statements of operations, combined statements of equity and combined statements of cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Adoption of Accounting Standards Updates

As discussed in Note 2 to the combined financial statements, the Company changed its method for accounting for leases as a result of the modified retrospective adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), as amended, effective January 1, 2019. Our opinion is not modified with respect to this matter.

As discussed in Note 2 to the combined financial statements, the Company changed its method for recognizing revenue as a result of the modified retrospective adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended, effective January 1, 2018. Our opinion is not modified with respect to this matter.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of AT&T Mobility Puerto Rico, AT&T Mobility Virgin Islands Inc. and Beach Holding Corporation at December 31, 2019 and 2018, and the combined results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 30, 2020

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Balance Sheets

(In Thousands)

	December 31
	2019	2018
Assets
Current assets:
Cash	$236	$241
Accounts receivable, net of allowance for doubtful accounts of $2,203 and $1,851	61,290	66,268
Due from AT&T Inc.	561,523	—
Inventories	20,441	18,568
Prepaid expenses and other current assets	155,795	160,589

Total current assets	799,285	245,666

Property, plant and equipment, net	695,456	675,681

FCC Licenses	894,413	893,289
Goodwill	402,384	402,384
Operating lease right-of-use assets	204,544	—
Other assets	63,043	58,615

Total assets	3,059,125	$2,275,635

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$9,252	$10,885
Advanced billing and customer deposits	24,735	23,614
Due to AT&T Inc.	—	803,505
Current portion of lease obligations	27,925	584

Total current liabilities	61,912	838,588

Deferred income tax liabilities, net	344,927	318,655
Long-term lease obligations	206,949	12,520
Other long-term liabilities	22,375	42,473

Total liabilities	636,163	1,212,236
Commitments and contingencies (Note 11)

Equity
Net parent investment	2,422,962	1,063,399

Total equity	2,422,962	1,063,399

Total liabilities and equity	$3,059,125	$2,275,635

See accompanying notes.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Statements of Operations

(In Thousands)

	Year Ended December 31
	2019	2018
Operating revenues
Service	$697,195	$712,646
Equipment	191,103	189,836

Total operating revenues	888,298	902,482

Operating expenses
Cost of services	250,717	304,694
Cost of equipment sales	205,105	214,637
Selling, general and administrative	236,922	728,206
Depreciation	124,355	111,869

Total operating expenses	817,099	1,359,406

Operating income (loss)	71,199	(456,924)

Interest expense, net	22,095	44,539

Income (loss) before provision for income taxes	49,104	(501,463)

Provision for income taxes	20,228	2,165

Net income (loss)	$28,876	$(503,628)

See accompanying notes.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Statements of Equity

(In Thousands)

	Year Ended December 31
	2019	2018
Net parent investment
Balance at beginning of year	$1,063,399	$1,592,350
Net income (loss)	28,876	(503,628)
Cumulative effect of accounting change, net of tax (adoption of ASC 606)		14,994
Net parent transfers	1,330,687	(40,317)

Balance at end of year	$2,422,962	$1,063,399

See accompanying notes.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Combined Statements of Cash Flows

(In Thousands)

	Year Ended December 31
	2019	2018
Operating activities
Net income (loss)	$28,876	$(503,628)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	124,355	111,869
Provision for doubtful accounts	17,449	6,884
Deferred income tax expense	27,698	86,153
Loss on disposal of property, plant and equipment	1,119	167
Goodwill impairment	—	442,345
Changes in operating assets and liabilities:
Accounts receivable	(2,551)	(16,679)
Inventories	(1,873)	564
Prepaid expenses and other current assets	(9,675)	(24,895)
Lease right-of-use assets	(1,031)	—
Other assets	(5,980)	(4,196)
Accounts payable and accrued liabilities	(750)	777
Advanced billing and customer deposits	1,121	3,294
Other long-term liabilities	1,115	(12,621)

Net cash provided by operating activities	179,873	90,034

Investing activities
Construction and capital expenditures	(145,249)	(336,130)
Interest during construction – FCC licenses	(614)	(3,206)
Acquisition of FCC licenses	(387)	—
Net loans to AT&T Inc.	(7,916)	—

Net cash used in investing activities	(154,166)	(339,336)

Financing activities
Net (repayments to) borrowings from AT&T Inc.	(26,424)	249,811
Payments on finance lease obligations	712	(502)

Net cash (used in) provided by financing activities	(25,712)	249,309

Net (decrease) increase in cash	(5)	7
Cash at beginning of year	241	234

Cash at end of year	$236	$241

See accompanying notes.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

1. Organization

Description of the Business

The Combined Financial Statements include the accounts of all operations that comprise the wireless and wireline businesses of AT&T Mobility Puerto Rico Inc., AT&T Mobility Virgin Islands Inc. and Beach Holding Corporation (collectively referred to as the Company) that serve customers with a billing address based in Puerto Rico and the U.S. Virgin Islands.

AT&T Mobility Puerto Rico Inc. (AMPR) and AT&T Mobility Virgin Islands Inc. (AMVI) were incorporated on June 25, 1990, and April 4, 1994, respectively, under the laws of Delaware. AMPR and AMVI are indirect wholly owned subsidiaries of Beach Holding Corporation (Beach), which, in turn, is a wholly owned subsidiary of AT&T Inc. (AT&T or the Parent) and is included within AT&T’s Mobility business unit (AT&T Mobility) in the Communications segment.

In November 2009, AT&T acquired Centennial Communications Corp. (Centennial), a regional provider of wireless and wired communication services. Centennial Puerto Rico Operations Corp. (CPROC) and Centennial License Corp. (License Corp), both wholly owned subsidiaries of Centennial, provided wireless and wired services in Puerto Rico. At December 31, 2010, CPROC and License Corp were merged with and into AMPR and AMPR was the surviving entity.

The Company owns and operates the licenses granted by the Federal Communications Commission (FCC) for the cellular/personal communication services (PCS) networks in Puerto Rico and the U.S. Virgin Islands. The Company also participates in the alternative access business in Puerto Rico and the U.S. Virgin Islands pursuant to FCC requirements for interstate telecommunications service and pursuant to authorization issued by the Public Service Commission of the Commonwealth of Puerto Rico. Furthermore, AMPR manages AMVI.

In late 2019, AT&T Inc. announced the sale of the Company, which is expected to close in mid-2020. The sale will be subject to customary closing conditions including approval by regulatory authorities.

The Combined Financial Statements include revenue associated with certain enterprise contracts that would not be included in the sale due to contractual provisions. For the years ended December 31, 2019 and 2018, these customers generated $10,663 and $11,976 of revenue, respectively.

The Company has material transactions with affiliates and other related parties and is dependent upon AT&T Mobility for financial support. AT&T Mobility has committed to provide necessary support to the Company for the foreseeable future.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Basis of Presentation

The Combined Financial Statements have been prepared on a “carve-out” basis from AT&T’s consolidated financial statements and accounting records using the results of operations, financial position and cash flows of the Company. The Combined Financial Statements have been prepared and combined in accordance with United States Generally Accepted Accounting Principles (GAAP).

All intercompany transactions and balances within the Company have been eliminated for the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Company, it is reflected in the Combined Financial Statements on a historical cost basis which includes the estimated fair value of the Equipment Installment-Plan (EIP) trade-in right guarantee liability.

AT&T Inc. and AT&T Mobility provided certain corporate services to the Company and costs associated with these services have been allocated to the Company. These allocations include costs related to corporate services, such as executive management, information technology, legal, finance and accounting, investor relations, human resources, risk management, tax, treasury and other services. The costs of such services have been allocated to the Company based on the most relevant allocation method to the service provided. Management believes such allocations are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Company been operating as an independent Company for the periods presented. Refer to Note 7 for further detail regarding these allocations.

Net parent investment represents AT&T’s interests in the recorded net assets of the Company. The net investment balance represents the cumulative net investment by AT&T in the Company through the periods presented, including any prior net loss or comprehensive income (loss) attributed to the Company. Certain transactions between the Company and other related parties, including allocated expenses, are also included in and reflected as a change in parent’s net investment in the Combined Balance Sheets.

The Company’s cash is managed centrally through bank accounts controlled and maintained by AT&T. Accordingly, cash held by AT&T at the corporate level was not attributable to the Company for any of the periods presented.

The results of operations, financial position and cash flows of the Company presented in these combined financial statements may not be indicative of what they would have been had the Company actually been an independent stand-alone entity, nor are they necessarily indicative of the Company’s future results of operations, financial position and cash flows.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reflected in the financial statements and accompanying notes. The Company bases its estimates on experience, where applicable, and other assumptions

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

management believes are reasonable under the circumstances. Actual results could differ from those estimates under different assumptions or conditions, and such differences could be material. Estimates are used when accounting for items such as revenues, allowance for doubtful accounts, useful lives of property, plant and equipment, present value of operating lease liabilities, asset impairments, goodwill impairments, inventory reserves, guarantee liability, allocations, evaluation of minimum lease terms for operating leases and deferred income taxes, including tax valuation allowances.

Accounts Receivable

Accounts receivable consists principally of trade accounts receivable from customers and is generally unsecured and due within 30 days. Expected credit losses on accounts receivable are recorded as an allowance for doubtful accounts in the Combined Balance Sheets.

Allowance for Doubtful Accounts

The Company records expense to maintain an allowance for doubtful accounts for estimated losses that result from the failure or inability of customers to make required payments deemed collectable from the customer when the service was provided or product was delivered. When determining the allowance, the probability of recoverability of accounts receivable based on past experience is considered, taking into account current collection trends as well as general economic factors, including bankruptcy rates. Credit risks are assessed based on historical write-offs, net of recoveries. Accounts receivable may be fully reserved for when specific collection issues are known to exist, such as pending bankruptcy or catastrophes.

Notes Receivable

Notes receivable consist of equipment installment-plan (EIP) trade receivables due from customers under contracts over a period of up to 30 months. EIP amounts due within 30 days are recorded in accounts receivable, with the remaining short-term portion of the notes receivable net of the short-term allowance reported within other current assets. The long-term portion of the notes receivable net of the allowance is reported under other non-current assets.

As of December 31, 2019 and 2018, gross EIP receivables of $127,115 and $131,945, respectively, were included in the Combined Balance Sheets, of which $8,237 and $7,476 are notes receivable that are included in “Accounts receivable, net of allowance for doubtful accounts.” The remaining current portion of EIP receivables recorded in “Prepaid expenses and other current assets” in the Combined Balance Sheets was $74,961 and $80,722, respectively, with the long-term portion of $43,917 and $43,697 included in “Other assets.” The current portion of the related reserves recorded in “Prepaid expenses and other current assets” in the Combined Balance Sheets was $4,316 and $3,944, respectively, with the long-term portion of $3,128 and $1,886 included in “Other assets.”

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Inventories

Inventories consist principally of wireless devices and accessories and are valued at the lower of cost, using the model-specific identification method, or net realizable value. The Company maintains inventory valuation reserves for obsolete and slow-moving inventory. These reserves are determined based on analysis of inventory aging. The Company records sales of inventories under the average cost method.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. The cost of additions and substantial improvements is capitalized and includes internal compensation costs for these projects. The cost of maintenance and repairs is charged to operating expenses. Property, plant and equipment costs are depreciated using the straight-line method over their estimated useful lives. The cost of maintenance and repairs is charged to operating expenses. Leasehold improvements, including cell site acquisition and other site construction improvements, are depreciated over the shorter of estimated useful lives or lease terms that are reasonably assured. Depreciation lives may be accelerated due to changes in technology or other industry conditions. Upon sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized and included in “Cost of services.” See Note 3.

Property, plant and equipment is reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. The Company recognizes an impairment loss when the carrying amount of a long-lived asset is not recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.

The Company has certain legal asset retirement obligations related to network infrastructure, principally tower assets. These legal obligations include obligations to remediate leased land on which the Company’s network infrastructure assets are located. The fair value of a liability for an asset retirement obligation is recorded in the period in which it is incurred if a reasonable estimate of fair value can be made. In periods subsequent to initial measurement, the Company recognizes period-to-period changes in the liability resulting from the passage of time and revisions to either the timing or the amount of the original estimate. The increase in the carrying value of the associated long-lived asset is depreciated over the corresponding estimated economic life.

Intangible Assets

Intangible assets consist of Federal Communications Commission (FCC) spectrum licenses and the excess of consideration paid over the fair value of net assets acquired in business combinations (goodwill). The FCC licenses provide the Company with the exclusive right to utilize a certain radio frequency spectrum to provide wireless communications services. While FCC licenses are issued for only a fixed time (generally ten years), renewals of FCC licenses have occurred routinely and at nominal cost. Moreover, the Company determined there are currently no legal, regulatory, contractual, competitive, economic or other factors limiting the useful lives of its FCC licenses and therefore treats the FCC

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

licenses as indefinite-lived intangible assets. The Company believes it will be able to meet all requirements necessary to secure renewal of its FCC licenses. The Company tests its FCC licenses for impairment on an annual basis. There were no impairments in any period presented. The Combined Financial Statements include additional FCC licenses recorded at $16,395 and $16,008 in 2019 and 2018, respectively, that is owned by AT&T Mobility and would be included in the sale.

Goodwill in these carve-out Combined Financial Statements was allocated based on the historical goodwill established when the Company made an election to “pushdown” to the AMPR legal entity as part of the acquisition of Centennial in 2009. This historical goodwill represents the excess of purchase price from the value of identifiable acquired assets and liabilities at that time. Carve-out financial statements require the Company to utilize legal entity financial statements, when available, as the starting point for presentation of the Combined Balance Sheets and Combined Statements of Operations. Within the ultimate parent company consolidated financial statements, this historical goodwill is included with all goodwill related to AT&T Mobility, a reporting unit of AT&T Inc.

For the carve-out entity, the Company utilized the market approach to estimate fair value. As a result of the 2018 annual impairment test of historical goodwill, the Company recognized a non-cash goodwill impairment charge of $442,345. No goodwill impairment was recorded in 2019, based on the annual impairment test. The 2018 impairment loss was measured as the difference between the carrying value of the net assets and their fair value. The impairment loss is included in “Selling, general and administrative” in the Combined Statements of Operations and is primarily due to the post-natural disaster capital reinvestment in the network, coupled with a slower than anticipated economic recovery in that market. The estimation of fair value in the Company’s annual impairment test involves certain assumptions, including market participant EBITDA and revenue multiples. The accumulated goodwill impairment loss was $442,345 for 2019 and 2018. AT&T Inc. does not evaluate goodwill impairment at a level below the reporting units for consolidated reporting purposes, and as part of the 2018 annual impairment test, the Company determined no impairment existed at AT&T Mobility.

Advertising Costs

Costs for advertising, including amounts allocated from AT&T Mobility, are expensed as incurred. Total advertising expenses were $16,782 and $19,094 for the years ended December 31, 2019 and 2018, respectively.

Financial Instruments

The carrying amounts of cash, accounts receivable, EIP receivables, accounts payable and accrued liabilities, advanced billing and customer deposits, and other current liabilities are reasonable estimates of their fair values due to the short-term nature of these instruments.

The fair value of the EIP trade-in right guarantee liability is initially recorded at estimated fair value. The estimated fair value is based on remaining installment payments expected to be collected, adjusted for the expected timing and value of device trade-ins, and is subsequently carried at the lower of cost or net

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

realizable value. The estimated value of the trade-in device considers prices offered to the Company by independent third parties that contemplate changes in value after the launch of a device model. The fair value measurements used are considered Level 3 under the Fair Value Measurement and Disclosure Framework.

At December 31, 2019 and 2018, the current portion of the trade-in right guarantee liability reflected in “Accounts payable and accrued liabilities” in the Combined Balance Sheets was $335 and $599, respectively, and the long-term portion of the guarantee reflected in “Other long-term liabilities,” was $162 and $258, respectively.

Comprehensive Income (Loss)

Comprehensive income (loss) for the Company is the same as net income (loss) for all years presented.

Adopted Accounting Standards and Other Accounting Changes

Leases

As of January 1, 2019, the Company early adopted, with modified retrospective application, Accounting Standards Update (ASU) No. 2016-02, “Leases (Topic 842)”, as amended, (ASC 842), which replaces existing leasing rules with a comprehensive lease measurement and recognition standard and expanded disclosure requirements (see Note 4). ASC 842 requires lessees to recognize most leases on their balance sheets as liabilities, with corresponding “right-of-use” assets. In the Combined Statements of Operations, leases are classified as either a finance or an operating lease without relying upon bright-line tests under current GAAP.

The key change upon adoption of the standard is balance sheet recognition, given that the recognition of lease expense in the Combined Statements of Operations is similar to historical accounting. Using the modified retrospective transition method of adoption, the Combined Balance Sheets for comparative periods were not adjusted. The package of practical expedients permitted under the transition guidance within the new standard was elected, which, among other things, allows carry forward of historical lease classification. The practical expedient related to land easements was elected, allowing carry forward of accounting treatment for land easements on existing agreements that were not accounted for as leases. All leases with original terms of one year or less are excluded. Additionally, the Company elected to not separate lease and non-lease components for certain classes of assets in arrangements where it is the lessee and for certain classes of assets where it is the lessor. Accounting for finance leases did not change from the prior accounting for capital leases.

The adoption of ASC 842 resulted in the recognition of an operating lease liability of $195,391 and an operating right-of-use asset of the same amount. Existing prepaid and deferred rent accruals were recorded as an offset to the right-of-use asset, resulting in a net asset of $177,845. The standard did not materially impact the Combined Statements of Operations or the Combined Statements of Cash Flows.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Revenue Recognition

As of January 1, 2018, the Company early-adopted Financial Accounting Standards Board (FASB) ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” as amended (ASC 606), using the modified retrospective method, which does not allow the Company to adjust prior periods. The Company applied the rules to all open contracts existing as of January 1, 2018, recording an increase of $14,994 to net parent investment for the cumulative effect of the change, with offsetting contract assets and deferred contract acquisition costs reflected in “Prepaid expenses and other current assets” and “Other assets” of $14,423 and $7,104, respectively and “Deferred income tax liabilities, net” of ($6,533). See Note 5.

Goodwill

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” (ASU 2017-04), which removes the second step of the goodwill impairment test that requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This guidance is effective for annual reporting periods beginning after December 15, 2019. The Company early adopted this standard for the purpose of the 2018 annual goodwill impairment test.

New Accounting Standards

Credit Loss Standard

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (ASU 2016-13, as amended), which replaces the incurred loss impairment methodology under current GAAP. ASU 2016-13 affects trade receivables, loans, and other financial assets that are not subject to fair value through net income, as defined by the standard. The amendments under ASU 2016-13 will be effective as of January 1, 2023 and interim periods within that year. The Company is evaluating ASU 2016-13 for its impact to the financial statements.

Income Taxes

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes” (ASU 2019-12), which is expected to simplify income tax accounting requirements in areas deemed costly and complex. The amendments under ASU 2019-12 will be effective as of January 1, 2022 for annual periods and January 1, 2023 for interim periods, with early adoption permitted in its entirety as of the beginning of the year of adoption. At adoption, the guidance allows for modified retrospective application through a cumulative effect adjustment to retained earnings. The Company is evaluating ASU 2019-12 for its impact to the financial statements.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Subsequent Events

In preparing the audited financial statements, management reviewed all known events that have occurred after December 31, 2019, and through March 30, 2020, the date the Combined Financial Statements were available for issuance, for inclusion in the financial statements and footnotes. No events or transactions were identified during this period that required recognition or disclosure in the financial statements.

3. Property, Plant and Equipment

Property, plant and equipment is summarized as follows:

	Estimated Useful Lives	December 31
	(in Years)	2019	2018

Land	—	$2,311	$2,311
Buildings and building improvements	10–44	213,784	174,871
Operating and other equipment	5–12	1,167,500	1,147,989
Under construction	—	31,066	39,041

		1,414,661	1,364,212
Less accumulated depreciation		719,205	688,531

Property, plant and equipment, net		$695,456	$675,681

The net book value of assets recorded under finance leases was $4,247 and $4,584, at December 31, 2019, and 2018, respectively. These finance leases principally relate to communications towers and other operating equipment. Amortization of assets recorded under finance leases is included in depreciation expense.

Tower Transaction

In December 2013, AT&T completed a transaction with Crown Castle International Corp. (Crown Castle) in which Crown Castle gained the exclusive rights to lease and operate 32 wireless towers owned by the Company for which the Company received $17,369 in cash. Under the terms of the sale, Crown Castle has exclusive rights to lease and operate the Company towers over various terms with an average length of approximately 28 years. The Company subleases space on the towers from Crown Castle for an initial term of 10 years at current market rates, subject to optional renewals in the future.

Management determined the Company’s continuing involvement with the Crown Castle tower assets prevented it from achieving sale-leaseback accounting for the transaction, and it accounted for the cash

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

proceeds from Crown Castle as a financing obligation in its Combined Balance Sheets. At December 31, 2019 and 2018, the Company’s long-term portion of the obligation reflected in “Other long-term liabilities” in the Combined Balance Sheets was $14,619 and $15,059, respectively, and its short-term portion of the obligation reflected in “Accounts payable and accrued liabilities” was $440 and $424, respectively. The Company records interest on the financing obligation using the effective interest rate method at an annual rate of approximately 0.6%. The financing obligation is increased by interest expense and estimated future net cash flows generated and retained by Crown Castle from operation of the tower sites, and reduced by contractual payments. The Company continues to include its tower assets in “Property, plant and equipment, net” in the Combined Balance Sheets and depreciates them accordingly. At December 31, 2019 and 2018, its tower assets had a net book value of $533 and $593, respectively. The depreciation expense for these assets was $60 for 2019 and 2018.

4. Leases

The Company enters into operating and finance leases for certain facilities and equipment used in operations. As of December 31, 2019, these leases have remaining lease terms of 1 to 15 years. Certain real estate operating leases contain renewal options that may be exercised, while other leases include options to terminate the leases within one year.

Upon adoption of ASC 842 on January 1, 2019, the Company recognized a right-of-use asset for both operating and finance leases and an operating lease liability that represents the present value of the obligation to make payments over the lease term. The present value of the lease payments is calculated using the incremental borrowing rate for operating and finance leases, which was determined using a portfolio approach based on the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The Company uses the unsecured borrowing rate and risk adjusts that rate to approximate a collateralized rate in the currency of the lease, which is updated on a quarterly basis for measurement of new lease obligations.

The components of lease expense were as follows:

Year ended December 31, 2019

Operating lease cost	$48,984

Finance lease cost
Amortization of right-of-use assets	$584
Interest on lease obligations	719

Total finance lease cost	$1,303

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Supplemental balance sheet information related to leases is as follows:

At December 31, 2019

Operating Leases
Operating lease right-of-use assets	$204,544

Current portion of lease obligations	$27,277
Long-term lease obligations	195,077

Total operating lease obligation	$222,354

Finance Leases
Property, plant and equipment, at cost	$7,949
Accumulated depreciation and amortization	(3,702)

Property, plant and equipment, net	$4,247

Current portion of lease obligations	$648
Long-term lease obligations	11,872

Total finance lease obligation	$12,520

Weighted-Average Remaining Lease Term
Operating leases	8.4 years
Finance leases	13.0 years

Weighted-Average Discount Rate
Operating leases	4.5%
Finance leases	5.1%

Future minimum maturities of lease obligations as of December 31, 2019, are as follows:

	Operating Leases	Finance Leases
2020	$39,907	$1,329
2021	36,573	1,353
2022	33,242	1,378
2023	30,065	1,451
2024	27,557	1,510
Thereafter	106,149	10,788

Total minimum payments	273,493	17,809

Less lease imputed interest	51,139	5,289

Total lease obligations	$222,354	$12,520

In addition to the future minimum rental obligations presented in the table above, the future minimum payments under the sublease arrangements as described in the Tower Transaction section are $822 for 2020, $838 for 2021, $855 for 2022, $872 for 2023, $889 for 2024, and $18,154 thereafter. See Note 3.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Supplemental disclosures for cash flows related to operating leases:

Year ended December 31, 2019
Cash Flows from Operating Activities
Cash paid for amounts included in the measurement of lease obligations
Operating cash flows from operating leases	$39,205

Supplemental Lease Cash Flow Disclosures
Operating lease right-of-use assets obtained in exchange for new operating lease obligations	$65,909

Rental expense under operating leases for the years ended December 31, 2019 and 2018 was $45,553 and $49,680, respectively.

5. Revenue Recognition

As of January 1, 2018, as discussed in Note 2, the Company early adopted ASC 606. With the adoption of ASC 606, the Company made a policy election to record certain regulatory fees, primarily Universal Service Fund (USF) fees, on a net basis. The Company reports revenues net of sales taxes.

When implementing ASC 606, the Company utilized the practical expedient allowing the Company to reflect the aggregate effect of all contract modifications occurring before the beginning of the earliest period presented when allocating the transaction price to performance obligations.

Wireless, Wireline and Equipment Revenue

The Company offers service-only contracts and contracts that bundle equipment used to access the services and/or with other service offerings. Some contracts have fixed terms and others are cancellable on a short-term basis (e.g., month-to-month arrangements).

Example of service revenues include wireless and legacy voice and data (e.g. traditional local and long-distance). These services represent a series of distinct services that are considered a separate performance obligation. Wireless service revenue is recognized when services are provided, based upon either usage (e.g., minutes of traffic/bytes of data processed) or period of time (e.g., monthly service fees).

In evaluating whether the equipment is a separate performance obligation, management considers the customer’s ability to benefit from the equipment on its own or together with other readily available resources and if so, whether the service and equipment are separately identifiable (i.e., is the service highly dependent on, or highly interrelated with, the equipment). When equipment is a distinct

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

performance obligation, the Company records the sale of equipment when title has passed to and the products are accepted by the customer. For devices sold through indirect channels (e.g., national dealers), revenue is recognized when the dealer accepts the device, not upon activation.

The Company records the sale of equipment to customers as gross revenue when AT&T Mobility is the principal in the arrangement, when there are no further requirements to perform, when title is passed and when the products are accepted by customers. Shipping and handling costs for wireless devices sold to agents and other third-party distributors are classified as costs of equipment sales.

The Company’s equipment and service revenues are predominantly recognized on a gross basis, as most services do not involve a third party and AT&T Mobility typically controls the equipment that is sold to customers.

Revenue recognized from fixed term contracts that bundle services and/or equipment is allocated based on the standalone selling price of all required performance obligations of the contract (i.e., each item included in the bundle). Promotional discounts are attributed to each required component of the arrangement, resulting in recognition over the contract term.

Standalone selling prices are determined by assessing prices paid for service-only contracts (e.g., arrangements where customers bring their own devices) and standalone device pricing.

AT&T Mobility offers the majority of customers the option to purchase certain wireless devices in installments over a specified period of time, and in many cases, they may be eligible to trade in the original equipment for a new device and have the remaining unpaid balance paid or settled. For customers that elect these equipment installment payment programs, at the point of sale the Company recognizes revenue for the entire amount of revenue allocated to the customer receivable net of fair value of the trade-in right guarantee. The difference between the revenue recognized and the consideration received is recorded as a note receivable when the devices are not discounted and the Company’s right to consideration is unconditional. When installment sales include promotional discounts (e.g., “buy one get one free”), the difference between revenue recognized and consideration received is recorded as a contract asset to be amortized over the contract term.

Less commonly, AT&T Mobility offers certain customers highly discounted devices when they enter into a minimum service agreement term. For these contracts, the Company recognizes equipment revenue at the point of sale based on a standalone selling price allocation. The difference between the revenue recognized and the cash received is recorded as a contract asset that will amortize over the contract term.

AT&T Mobility’s contracts allow for customers to frequently modify their arrangement, without incurring penalties in many cases. When a contract is modified, the Company evaluates the change in scope or price of the contract to determine if the modification should be treated as a new contract or if it should be considered a change of the existing contract. The Company generally does not have significant impacts from contract modifications.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

The Company records revenue reductions for estimated future adjustments to customer accounts, other than bad debt expense, at the time revenue is recognized based on historical experience. Cash incentives given to customers are recorded as a reduction of revenue. Nonrefundable, upfront service activation and setup fees associated with service arrangements are deferred and recognized over the associated service contract period or customer life.

For contracts that involve the bundling of services, revenue is allocated to services and goods based on their standalone selling price, subject to the requirement that revenue recognized is limited to the amounts received from the customer that are not contingent upon the delivery of additional products or services to the customer in the future.

Deferred Customer Contract Acquisition Costs

Costs to acquire customer contracts, including commissions on service activations for the Company’s wireless service, are deferred and amortized over the contract period or expected customer relationship life, which is approximately two years. For contracts with an estimated amortization period of less than one year, the Company expenses incremental costs immediately.

The Company’s deferred customer contract acquisition costs were $29,502 and $21,877 as of December 31, 2019 and 2018, respectively. Included in this amount is $17,344 and $13,864 in “Prepaid expenses and other current assets,” and $12,158 and $8,013 included in “Other assets” in the Combined Balance Sheets.

For the year ended December 31, 2019 and 2018 the Company amortized $16,727 and $12,235 of contract acquisition costs included in “Selling, general and administrative” in the Combined Statements of Operations.

Contract Assets and Liabilities

A contract asset is recorded when revenue is recognized in advance of the Company’s right to bill and receive consideration (i.e., the Company must perform additional services or satisfy another performance obligation in order to bill and receive consideration). The contract asset will decrease as services are provided and billed. When consideration is received in advance of the delivery of goods or services, a contract liability is recorded. Reductions in the contract liability will be recorded as the Company satisfies the performance obligations.

The contract assets recorded for the year ended December 31, 2019 and 2018, were $21,471 and $12,329, respectively. The current portion of $13,840 and $8,617 is included in “Prepaid expenses and other current assets,” and the long-term portion of $7,631 and $3,712 is included in “Other assets.”

The Company’s beginning of period contract liability recorded as customer contract revenue during 2018 is $2,240. The contract liabilities recorded for the year ended December 31, 2019 and 2018 were $9,454 and $6,735, respectively. The current portion of $4,897 and $4,145 is included in “Advanced billings and customer deposits” and the long-term portion of $4,557 and $2,590 is included in “Other long-term liabilities.”

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

6. Concentrations of Risk

The Company relies on AT&T Mobility or its affiliates’ roaming agreements with other wireless carriers to permit the Company’s customers to use other wireless carriers’ networks in areas not covered by the Company’s network or by AT&T Mobility’s or its affiliates’ networks. If these carriers decide not to continue those agreements due to a change in ownership or other circumstances, a loss of service in certain areas and loss of revenues and/or customers could occur.

Although AT&T Mobility attempts to maintain multiple vendors to the extent practical, the device inventory and network infrastructure equipment, which are important components of its operations, are acquired from a few sources. If the suppliers are unable to meet AT&T Mobility’s needs as it continues to build out and upgrade the network infrastructure and sell services and devices, delays and increased costs in the expansion of the network infrastructure could adversely affect operating results.

Financial instruments that could potentially subject the Company to credit risks consist principally of trade accounts receivable and EIP receivables. Concentrations of credit risk with respect to these receivables are limited due to the composition of the customer base, which includes a large number of individuals and businesses. No single customer accounted for more than 10% of revenues in any year presented, except for AT&T Mobility and its affiliates, which were provided roaming services by the Company. See Notes 2 and 7.

7. Related-Party Transactions

Due to/from AT&T Inc.

In March 2016, Beach entered into a Revolving Credit Note (Note) with a current limit of five hundred million dollars with AT&T Inc. Interest accrues on the outstanding principal balance on a daily basis. The rate is calculated on a monthly basis and is equal to a weighted average (based on investment balances) of the following: (1) each daily overnight AT&T Inc. money market rate for such month and (2) the monthly rate(s) earned by any money manager(s) used by AT&T Inc. during such month. The weighted average interest rates were 2.10% and 1.72% for 2019 and 2018, respectively. Interest is payable monthly on the last business day of each month. Unpaid interest is added to the total revolver balance. The 2019 and 2018 Combined Statements of Operations include net interest income in “Interest expense, net” of $7,034 and $5,558, respectively, for this Note.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

In May 2017, AMPR entered into a Note up to one billion dollars with AT&T Inc. In January 2018, the Note was amended to revise the available line up to two billion dollars. Interest will accrue on the outstanding principal balance daily equal to the Prime Rate as published in the Wall Street Journal. Prior to July 1, 2019, the rate resets on the first day of January and July of each calendar year. The weighted average interest rates were 4.63% and 5.12% for the first half of 2018 and the second half of 2018, respectively. The interest rate was 5.50% for the first half of 2019. Interest is payable monthly on the last business day of each month. Unpaid interest is added to the total revolver balance. The 2019 and 2018 Combined Statements of Operations include net interest expense in “Interest expense, net” of $33,437 and $55,337, respectively, for this Note. On July 1, 2019, the $1,206,782 that was due to AT&T Inc. was contributed from AT&T Inc., through various subsidiaries, to Beach. A corresponding intercompany note for this balance was entered into between AMPR and Beach, the related amounts of which are eliminated in the Combined Financial Statements.

On July 1, 2019, AMPR entered into a new Note up to five hundred million dollars with AT&T Inc. Interest will accrue on the outstanding principal balance daily equal to the Prime Rate as published in the Wall Street Journal. The weighted average interest rate was 2.21% for the twelve months ended December 31, 2019. Interest is payable monthly on the last business day of each month. The 2019 Combined Statements of Operations include net interest income in “Interest expense, net” of $314, for this Note.

In May 2017, AMVI entered into a Note up to seventy-five million dollars with AT&T Inc. Interest accrues on the outstanding principal balance on a daily basis. The rate is calculated on a monthly basis and is equal to a weighted average (based on investment balances) of the following: (1) each daily overnight AT&T Inc. money market rate for such month and (2) the monthly rate(s) earned by any money manager(s) used by AT&T Inc. during such month. The weighted average interest rates for this note were 2.10% for 2019 and 1.72% for 2018. Interest is payable monthly on the last business day of each month. Unpaid interest is added to the total revolver balance. The 2019 and 2018 Combined Statements of Operations include net interest income in “Interest expense, net” of $655 and $549, respectively, for this Note.

Allocations

AT&T Mobility provides substantially all operating services to the Company, which includes network interconnection and switching, long distance, network operations, customer service, finance and accounting, information technology, and sales and marketing. Such services are charged to the Company at AT&T Mobility’s direct cost or are allocated primarily based on network usage, end of period subscribers, gross customer additions and/or customer service call volumes. Allocation factors are modified periodically to align costs with services received. Such changes are recognized prospectively in the Combined Statements of Operations. The Combined Statements of Operations for 2019 and 2018 include cost of services of $147,349 and $199,221 respectively, and selling, general and administrative expenses of $104,963 and $159,469, allocated from AT&T Mobility. These allocations may not be indicative of the actual expenses the Company would have incurred as a separate stand-alone company or of the costs that would be incurred in the future.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

Other Affiliated Costs

Effective January 1, 2008, as amended, AMPR entered into a sublicense agreement with Beach, which is licensed by AT&T Intellectual Property II, L.P., the owner of the AT&T service marks, to utilize those service marks on licensed products and services. Under the terms of the sublicense agreement, the Company pays a royalty fee to AT&T Inc. for the use of those assets in the conduct of its business. The royalty fee is calculated by applying a 4% royalty rate to total revenues of AMPR and AMVI. Royalty fees of $3,078 and $11,559 for 2019 and 2018, respectively, are included in “Selling, general and administrative” in the Combined Statements of Operations. The royalty fees were suspended for AMPR for 24 months beginning in the 2nd quarter of 2018.

The Company is reimbursed for certain cost incurred for the benefit of an affiliate, DIRECTV (DTV). The Company’s “Due to AT&T Inc.” balance in the Combined Balance Sheets included $13,524 and $15,246 at December 31, 2019 and 2018, respectively, for amounts to be paid by DTV.

Intracompany Voice Roaming

The Company is operated as part of a single wireless system in connection with certain affiliated wireless systems outside of the Company’s market. The Company earned outcollect revenue from affiliated entities, included in “Service revenues,” of $10,959 and $11,116 in 2019 and 2018, respectively, for wireless services provided to customers from other affiliates. The Company was charged incollect expense by affiliated entities, included in “Cost of services,” of $21,641 and $23,643 for the years ended December 31, 2019 and 2018, respectively, for wireless service provided to the Company’s customers by other affiliates.

Data Cost Sharing

The Company incurs costs in delivering data services to other AT&T Mobility affiliates’ customers over the Company’s network. Additionally, AT&T Mobility affiliates incur costs in delivering data services to the Company’s customers over their networks.

The Company applies a process whereby these costs are allocated between AT&T Mobility affiliates and are reflected as either an increase or decrease in cost of services depending on the respective affiliates’ customer data usage volumes. The amounts allocated are based upon a rate per data kilobyte which was determined through an analysis of operating expenses associated with providing a data kilobyte. The Company recorded $15,876 and $22,788 in net data usage expense reductions for the years ended December 31, 2019 and 2018, respectively, which are reflected in “Cost of services”.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

8. Income Taxes

For purposes of the Combined Financial Statements and U.S. taxation, The Company’s U.S. federal inventory of deferred tax balances have been computed consistent with the temporary differences that appear on AT&T federal pro forma tax returns attributable to the items of income and deduction from the existing flow through structure of the Puerto Rico and U.S. Virgin Islands branch operations. The Company is not calculating and reporting deferred tax assets associated with U.S. carryforward attributes as such amounts are utilized or retained by the AT&T consolidated group. All foreign territorial taxes including net operating loss and credit carryforward attributes are computed for the Puerto Rico and USVI entities, but a U.S. state tax provision is not.

Significant components of the Company’s deferred tax assets (liabilities) are as follows:

	December 31
	2019	2018

Accruals and advances	$7,263	$9,102
Other	(9,053)	(9,217)
Depreciation	(410,885)	(391,816)
Net operating loss and tax credit carryforwards	123,097	118,628

Subtotal	(289,578)	(273,303)
Valuation allowance	(52,411)	(40,988)

Net deferred tax assets (liabilities)	$(341,989)	$(314,291)

At December 31, 2019, The Company had $267,865 of foreign net operating losses. The losses include $218,564 from Puerto Rico operational losses that begin with the 2017, 2018, and 2019 tax years and such losses are available to carryforward until expiring in 2027, 2028, and 2029, respectively. The remaining losses are attributable to USVI operational losses with carryforward expiration dates beginning in 2033. In addition, Puerto Rico carryforwards include alternative minimum tax credit carryforwards of $29,916, with no expiration date.

The Company recognized a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. Valuation allowances at December 31, 2019 and in 2018 related to a portion of the U.S. impacts of foreign branch operations deemed as not realizable.

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

The following table sets forth a roll forward of the valuation allowance:

	Balance at beginning of period	Charged to expenses (a)	Charged to other accounts (b)	Balance at end of period
Year Ended December 31, 2018	$(17,957)	(18,376)	(4,655)	$(40,988)
Year Ended December 31, 2019	$(40,988)	(9,789)	(1,634)	$(52,411)

a)	Primarily relates to impacts of recording a valuation allowance against the U.S. impacts of foreign branch operations as a result of the enactment of the Tax Cuts and Jobs Act of 2017.
b)

Primarily relates to impacts of implementing ASC 606 for revenue recognition, resulting in an opening balance recorded through Net Parent Investment related to foreign operations, partially offset through a valuation allowance.

“Prepaid expenses and other current assets” in the Combined Balance Sheets includes $48,992 and $51,077 of prepaid taxes as of December 31, 2019 and December 31, 2018, respectively.

“Other assets” in the Combined Balance Sheets includes $2,938 and $4,364 of deferred tax assets pertaining to the US Virgin Islands as of December 31, 2019 and December 31, 2018, respectively.

The components of income tax (benefit) expense are as follows:

	Year Ended December 31
	2019	2018
Federal
Current	$(1,357)	$(58,322)
Deferred	16,705	63,608

	$15,348	$5,286

Foreign
Current	$(6,113)	$(25,665)
Deferred	10,993	22,544

	4,880	$(3,121)

Total	$20,228	$2,165

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

A reconciliation of the recorded income tax expense (benefit) and the amount computed by applying the statutory federal income tax rate (21% for 2019 and 2018) to income from continuing operations before income taxes is included below for the periods presented:

	Year Ended December 31
	2019	2018
U.S. statutory federal tax rate	$10,312	$(105,307)
Valuation allowance	9,789	18,376
Uncertain tax positions	—	(3,851)
Goodwill impairment	—	92,893
Other	127	54

	$20,228	$2,165

Total	41.2%	(0.4)%

The Company files income tax returns in the U.S. federal jurisdiction as part of a consolidated group. The Company also files income tax returns in Puerto Rico. As of December 31, 2019, AMPR is no longer subject to U.S. federal income tax examinations before 2003. As of December 31, 2019, the Company is no longer subject to Puerto Rico income tax examinations before 2015.

9. Pension and Postretirement Benefits

Substantially all employees attributable to the Company are covered by one of AT&T’s noncontributory pension and death benefit plans and as such, a portion of these expenses associated with these programs is included in the Company’s results of operations. However, the Combined Balance Sheet does not include any AT&T postemployment retirement obligation related to the noncontributory pension programs. Total directly attributed costs of these plans included in “Cost of services” and “Selling, general and administrative” in the Combined Statements of Operations are $884 and $1,934 in 2019 and 2018, respectively.

Contributory Savings Plans

Substantially all employees are eligible to participate in contributory saving plans sponsored by AT&T. Under the savings plans, AT&T matches a stated percentage of eligible employee contributions, subject to a specified ceiling which is charged to the Company. The Company’s allocated amount related to these savings plans was $4,348 and $4,050 in 2019 and 2018, respectively.

10. Regulatory Developments

During 2005, the Company began participating in the High Cost Program of the Universal Service Fund (the USF Program) as an eligible telecommunications carrier (ETC). With the designation as an ETC participant, the Company qualified for the receipt of funds under the USF Program. The funds are administered by the Universal Service Administrative Company (USAC).

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

The funding is intended to reduce the costs of providing telephone service in areas that may be characterized by dense terrain, low populations, or other factors that would contribute to high fixed costs of building and operating a telecom network. The Program was established to ensure that consumers have access to and pay rates for telecommunications services that are reasonably comparable to those services provided and rates paid in urban areas. The Company received $28,351 and $56,187 in program funding for 2019 and 2018, respectively. The 2018 amount of $56,187 in program funding includes $28,351 normal funding and an additional $27,836 due to hurricanes. These payments from USAC are reflected as a reduction of “Cost of services” in the Combined Statements of Operations.

In November 2011, the FCC released an order to phase out the USF Program such that there was to be no USF Program funding support beginning July 2016. However, due to the FCC failing to meet certain milestones in the adoption of a replacement to the USF Program, the funding step-down component of the USF Program phase-out was set at 60% of the 2011 funding levels effective July 1, 2014, and will remain at that level until the FCC completes certain actions in adopting a replacement to the USF Program.

11. Commitments and Contingencies

Commitments

As of December 31, 2019 and 2018, the Company had no purchase commitments in excess of normal requirements or at prices that were in excess of market at those dates.

Contingencies

The Company is subject to claims arising in the ordinary course of business involving allegations of personal injury, breach of contract, anti-competitive conduct, employment law issues, regulatory matters and other actions. In management’s opinion, although the outcomes of these proceedings are uncertain, they should not have a material adverse effect on the Company’s combined financial position, results of operations or cash flows.

12. Additional Financial Information

	2019	2018
Statements of Operations
Revolving credit note AT&T Inc.	$25,105	$49,230
Finance leases interest	719	753
Construction-in-progress interest	(1,950)	(4,167)
Affiliate interest income	(2,528)	(1,645)
Other interest	749	368

Interest expense, net	$22,095	$44,539

AT&T MOBILITY PUERTO RICO INC., AT&T MOBILITY VIRGIN ISLANDS INC. & BEACH HOLDING CORPORATION

(A COMPONENT OF AT&T INC.)

Notes to the Combined Financial Statements

(Dollars in Thousands)

	2019	2018
Statements of Cash Flows
Cash paid during the year for:
Interest expense, net of amounts capitalized	$22,095	$44,539

Income taxes, net of refunds	$—	$—